Item 77C - DWS RREEF Real
Estate Fund, Inc. II (the
"Registrant")

Registrant incorporates by
reference the Registration
Statement on Form N-14, filed
on June 1, 2006, (Accession No.
0000950123-06-007209).
The Annual Meeting (the
"Meeting") of Stockholders of
DWS RREEF Real Estate
Fund II, Inc. (the "fund") was
held on June 28, 2006, at the
offices of Deutsche Asset
Management, Inc. (part of
Deutsche Asset Management),
345 Park Avenue, New York,
NY 10154. At the Meeting, the
following matters were voted
upon by the stockholders (the
resulting votes are presented
below).
Matter to be Voted on by all
Stockholders:
I.	To elect three directors of the
fund as Class III Directors to
hold office for a term of three
years, and until their
respective successors have
been duly elected and
qualified:


Number of Votes:

For
Withheld
Rebecca W. Rimel
33,709,409
373,367
Philip Saunders, Jr.
33,713,456
369,320
William N. Searcy,
Jr.
33,717,783
364,993

Matter to be Voted on by
Holders of Preferred Stock:
2.	To elect one director of the
fund as Class III Director to
hold office for a term of three
years, and until his respective
successors have been duly
elected and qualified:


Number of Votes:

For
Withheld
Kenneth C.
Froewiss
11,003
1